     As filed with the Securities and Exchange Commission on July 22, 1999
                                                      Registration No. 333-78657
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                              AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         Tanning Technology Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                   7379                  84-1381662
     (State or other         (Primary Standard        (I.R.S. Employer
     jurisdiction of            Industrial         Identification Number)
    incorporation or        Classification Code
      organization)               Number)

                                ----------------
                      4600 South Ulster Street, Suite 380
                             Denver, Colorado 80237
                                 (303) 220-9944
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------
                                Henry F. Skelsey
                            Chief Financial Officer
                         Tanning Technology Corporation
                      4600 South Ulster Street, Suite 380
                             Denver, Colorado 80237
                                 (303) 220-9944
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                                   Copies to:
        Joseph A. Stern, Esq.              William J. Whelan, III, Esq.
   Fried, Frank, Harris, Shriver &           Cravath, Swaine & Moore
               Jacobson                         825 Eighth Avenue
          One New York Plaza                 New York, New York 10019
       New York, New York 10004                   (212) 474-1000
            (212) 859-8000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                      Proposed Maximum  Proposed Maximum
 Title of Each Class of Securities     Amount to be    Offering Price  Aggregate Offering    Amount of
          to be Registered              Registered       Per Share          Price(1)      Registration Fee
----------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value per
  share..........................       4,600,000          $14.00         $64,400,000      $17,903.20(2)
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2) Registration fee was paid with the initial filing and Amendment No. 4 to the Registration Statement.

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
--------------------------------------------------------------------------------
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth expenses and costs payable by Tanning (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee and the National Association of Securities Dealers' filing fee.

                                                                       Amount
                                                                     ----------
       Registration fee under Securities Act........................ $   15,985
       NASD filing fee..............................................      6,250
       The Nasdaq National Market fees..............................     95,000
       Legal fees and expenses......................................    750,000
       Accounting fees and expenses.................................    200,000
       Advisory fee.................................................    250,000
       Printing and engraving expenses..............................    200,000
       Registrar and transfer agent fees............................     10,000
       Miscellaneous expenses.......................................    222,765
                                                                     ----------
         Total...................................................... $1,750,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

   Tanning's bylaws currently, and Tanning's certificate of incorporation and bylaws, as they will be amended and restated immediately prior to this offering, require Tanning to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director of the officer of Tanning or is or was serving at the request of Tanning as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Tanning. Tanning will also be able to grant indemnification to its other employees or agents. The amended and restated certificate of incorporation and bylaws will also require Tanning to advance expenses, as incurred, to its directors, officers and other agents and employees in connection with a legal proceeding, to the fullest extent permitted by the DGCL, subject to certain limited exceptions. The amended and restated certificate of incorporation and bylaws will also permit Tanning to enter into indemnification agreements with its directors and officers and to obtain director and officer liability insurance.

   As permitted by Section 102(b)(7) of the DGCL, Tanning's certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

   Tanning has obtained primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of Tanning, may also pay amounts for which Tanning has granted indemnification to the directors or officers. Additionally, Mr. Mahan, as an employee of AEA Investors Inc., and Mr. Skelsey, as a consultant to AEA Investors Inc., are covered by an excess coverage insurance policy maintained by AEA Investors Inc. against certain liabilities they may incur in their capacity as directors of Tanning in excess of the coverage provided by Tanning's director and officer insurance policies.

   Additionally, reference is made to the Underwriting Agreement that will be filed as Exhibit 1.1 to this registration statement, which provides for indemnification by the Underwriters of Tanning, its directors and officers who sign the registration statement and persons who control Tanning, under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

   Since January 31, 1997, we have issued and sold the securities listed below. All sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D or Rule 701 promulgated under the Securities Act and were made without general solicitation or advertising. All share numbers set forth below reflect the stock splits described in Note 1 to the Financial Statements, which are included in the prospectus.

  1. On January 31, 1997, we issued and sold 3,657,342 shares of common stock to the "TTC Investors Group," which consists of TTC Investors I LLC, TTC Investors IA LLC, TTC Investors II LLC and TTC Investors IIA LLC, for aggregate consideration of $9,076,910.

  2. On June 6, 1997, we issued and sold 1,469,917 shares of common stock to the TTC Investors Group for aggregate consideration of $3,648,090.

  3. On June 9, 1998, we issued and sold 569,511 shares of common stock to the TTC Investors Group for aggregate consideration of $1,900,000.

  4. We have granted stock options to employees, consultants, directors and other service providers pursuant to our 1997 stock option plan and our 1998 stock option plan and we have sold common stock pursuant to options exercised under this plan.

  5. We have issued and sold common stock to our employees pursuant to our 1999 stock purchase plan.

Item 16. Exhibits and Financial Statement Schedules.

   (a) Exhibits

   The following documents are filed as exhibits to this registration statement:

 Exhibit Description
 ------- -----------
  1.1    Form of Underwriting Agreement*
  3.1    Form of Certificate of Incorporation of Tanning, as amended and restated (to be effective upon consummation of the offering)*
  3.2    Form of Bylaws of Tanning, as amended and restated (to be effective upon consummation of the offering)*
  4.1    Form of certificate of common stock*
  4.2    Form of Amended and Restated Registration Rights Agreement by and
         among Tanning and the parties listed as signatories thereto*
  5.1    Opinion of Fried, Frank, Harris, Shriver & Jacobson
 10.1    Stock Purchase Agreement, dated as of December 24, 1996, by and among
         Tanning Technology Group, L.L.C., Courtney Rose Corporation, WinSoft
         Corporation, Hippeli Enterprises, Inc., Stephen Brobst, Larry Tanning,
         Bipin Agarwal, Toni Hippeli and AEA Tanning Investors Inc.*
 10.2    Supplement to Stock Purchase Agreement, dated as of January 31, 1997*
 10.3    Amendment No. 1 to Stock Purchase Agreement, dated as of June 9, 1998, by and among Tanning, Courtney Rose Corporation, WinSoft Corporation,
         Hippeli Enterprises, Inc., Stephen Brobst, Larry Tanning, Bipin
         Agarwal, Toni Hippeli, AEA Tanning Investors Inc., TTC Investors I
         LLC, TTC Investors II LLC, TTC Investors IA LLC and TTC Investors IIA
         LLC*
 10.4    Form of Employment, Confidentiality and Non-Competition Agreement
         (including Employee-Specific Terms) between Tanning and Larry Tanning*
 10.5    Form of Promissory Note in the amount of $250,000, made by Larry
         Tanning in favor of Tanning*
 10.6    Form of Employment, Confidentiality and Non-Competition Agreement
         (including Employee-Specific Terms) between Tanning and Bipin Agarwal*
 10.7    Form of Promissory Note in the amount of $250,000, made by Bipin
         Agarwal in favor of Tanning*
 10.8    Form of Employment, Confidentiality and Non-Competition Agreement
         between Tanning and each of P. Tracy Currie, Louis A. D'Alessandro,
         Henry F. Skelsey, John Piccone, Mark Tanning and Frederick H. Fogel*
 10.9    Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and P. Tracy Currie, dated as of
         January 30, 1999*
 10.10   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and P. Tracy Currie, dated as of
         June 1, 1997*
 10.11   Employment and Expatriate Assignment Agreement between Tanning and P.
         Tracy Currie, dated November 15, 1998*
 10.12   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and Louis A. D'Alessandro, dated as of February 1, 1999*
 10.13   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and Louis A. D'Alessandro, dated as of October 1, 1997*
 10.14   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and Henry F. Skelsey, dated as of June 1, 1999*

 Exhibit Description
 ------- -----------
 10.15   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and Henry F. Skelsey, dated as of July 16, 1998*
 10.16   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and John Piccone, dated as of
         June 30, 1999*
 10.17   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and Mark Tanning, dated as of
         February 1, 1999*
 10.18   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and Mark Tanning, dated as of
         June 1, 1997*
 10.19   Employee-Specific Terms of Employment, Confidentiality and Non-
         Competition Agreement between Tanning and Frederick H. Fogel, dated as of June 30, 1999*
 10.20   Form of Amended and Restated Shareholder Agreement by and among
         Tanning and the parties listed as signatories thereto*
 10.21   Lease Agreement, dated as of January 31, 1995, between HD Delaware
         Properties, Inc. and Tanning for premises at 4600 South Ulster Street*
 10.22   Amendment No. 1 to Lease, dated as of September 15, 1995, by and between HMS Office, Limited Partnership and Tanning for premises at
         4600 South Ulster Street*
 10.23   Amendment No. 2 to Lease, dated as of March 6, 1996, by and between
         HMS Office, L.P. and Tanning for premises at 4600 South Ulster Street*
 10.24   Amendment No. 3 to Lease, dated as of November 27, 1996, by and between HMS Office, L.P. and Tanning for premises at 4600 South Ulster
         Street*
 10.25   Amendment No. 4 to Lease, dated as of July 11, 1997, by and between
         HMS Office, L.P. and Tanning for premises at 4600 South Ulster Street*
 10.26   Lease, dated as of June 3, 1998, by and between Denver Hines
         Development, LLC and Tanning for premises at 4600 South Syracuse
         Street*
 10.27   Amendment No. 1 to Lease, dated as of March 11, 1999, by and between
         Denver Hines Development, LLC and Tanning for premises at 4600 South
         Syracuse Street*
 10.28   Amendment No. 2 to Lease, dated as of May 28, 1999, by and between
         Denver Hines Development, LLC and Tanning for premises at 4600 South
         Syracuse Street*
 10.29   Form of Excise Tax Agreement*
 10.30   1997 Stock Option Plan*
 10.31   1998 Stock Option Plan*
 10.32   1999 Employee Stock Purchase Plan*
 10.33   1999 Stock Option Plan*
 10.34   Separation Agreement and Release between Tanning and Thomas J. Stack, dated as of May 14, 1999*
 21.1    Subsidiaries of Tanning*
 23.1    Consent of Ernst & Young LLP
 23.2    Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
         Exhibit 5.1 above)
 23.3    Consent of Michael E. Shanahan*
 24.1    Power of Attorney*
 27.1    Financial data schedule*

--------
* Previously filed.

   (b) Financial Statement Schedule

   Schedule II -- Valuation and Qualifying Accounts

   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

   (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 22, 1999.

                                         TANNING TECHNOLOGY CORPORATION

                                                    /s/ Henry F. Skelsey
                                         By: __________________________________
                                                     Henry F. Skelsey
                                                 Chief Financial Officer

   Pursuant to the requirements of the Securities Act, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title
                                                                      Date

              *                 President, Chief Executive
------------------------------   Officer and Director
       Larry G. Tanning          (Principal Executive
                                 Officer)

     /s/ Henry F. Skelsey       Executive Vice President,           July 22,
------------------------------   Chief Financial Officer and          1999
       Henry F. Skelsey          Director (Principal
                                 Financial and Accounting
                                 Officer)

              *                 Director
------------------------------
        Bipin Agarwal

              *                 Director
------------------------------
       Toni S. Hippeli

              *                 Director
------------------------------
     Christopher P. Mahan

              *                 Director
------------------------------
      Joseph P. Roebuck

    /s/ Henry F. Skelsey                                            July 22,
*By: _________________________                                        1999
       Henry F. Skelsey
       Attorney-in-fact